Exhibit 99.1

Callaway Golf Company Releases Preliminary Third Quarter 2009 Results

CARLSBAD, Calif.--(BUSINESS WIRE)--October 15, 2009--Callaway Golf Company (NYSE:ELY) today announced its preliminary financial results for the third quarter of 2009 as follows:

  Net sales are estimated to be $191 million, a decrease of 11% compared to $213 million in 2008, but an improving trend from the declines in the first two quarters of 2009. Changes in foreign currency exchange rates adversely impacted net sales by approximately $3 million for the quarter. On a currency neutral basis (i.e. translating the Company’s third quarter 2009 net sales at third quarter 2008 exchange rates), estimated net sales would have been $194 million, a decrease of 9% compared to the third quarter of 2008.
  Gross profit is estimated to be $60 million, or 31% of net sales, as our heavy promotional period comes to an end, compared to gross profit of $80 million or 38% of net sales in the third quarter of 2008.
  Operating expenses for the quarter are estimated to be $85 million, a 9% improvement compared to $93 million in the third quarter of 2008.
  Reported results are estimated to be a loss of approximately $0.25 per share (on 63.2 million shares) as compared to a loss of $0.12 per share (on 62.5 million shares) for the third quarter of 2008. The loss per share for the third quarter of 2009 was adversely affected by approximately $0.04 per share related to the Company’s preferred stock and by $0.01 per share associated with the Company’s gross margin improvement initiatives. The loss per share for the third quarter of 2008 includes after-tax charges of $0.04 per share for the gross margin initiatives.

“While the global economic environment has been very challenging for our business this year, there appear to be some positive signs indicating the beginning of a recovery,” commented George Fellows, President and CEO of Callaway Golf. “In spite of these macroeconomic challenges, we have been able to successfully increase our market share and manage those key areas of our business within our control. Our gross margin initiatives have continued to over deliver cost savings compared to our plan, partially offsetting the effects of a shift to lower price points by consumers, an increased promotional environment, as well as the negative impact of a stronger dollar. We have managed operating expenses very tightly this year, balancing significant reductions in spending with investments in growth initiatives like uPlay and new markets, which together have resulted in year to date spending being down 9% compared to last year. Improvements in our supply chain have helped to mitigate the impact of the dramatic drop in sales this year with inventory as a percent of trailing twelve month sales at the end of the quarter estimated at 21.2%, in line with our target.”

“As we begin to prepare for the upcoming year, we are encouraged by some positive trends of late,” continued Mr. Fellows. “These trends include:

  Global economic conditions are improving and foreign currency exchange rates are becoming more favorable to the Company.
  Early feedback on our 2010 new products has been very positive.
  The International Olympic Committee recently voted to add golf as an Olympic sport beginning in 2016, which we believe will have a positive impact on the golf industry globally and in particular in emerging markets such as China, India, and Latin America as countries begin to invest in golf programs in preparation for the 2016 games.
  We continue to realize the benefits of our preferred stock offering which has allowed us to operate our business in this difficult environment, remain in compliance with the financial covenants under our credit facility, and invest in growth initiatives without any long-term debt.”

“While we believe that retailers will continue to cautiously manage their inventory for the balance of the year, we believe the factors just mentioned, along with our stronger market share base, gross margin initiatives, and disciplined expense controls implemented this year, will position us for growth and improved gross margins as the global economy and normal demand for new products recovers and allow us to generate a meaningful turnaround and return to profitability next year,” concluded Mr. Fellows.

Conference Call

The Company will release actual third quarter financial results on October 29, 2009. A conference call and webcast will also take place at that time.

Disclaimer: Investors should be aware that the Company has not yet finalized its results for the third quarter of 2009 and that the Company’s “preliminary” estimates of third quarter net sales, gross profit, operating expenses, and earnings contained in this press release reflect management’s estimates based upon the information available at the time made. These estimates could differ materially from the Company’s actual results if the information on which the estimates are based ultimately proves to be incorrect or incomplete. In addition, statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to an economic recovery, improvement in foreign currency exchange rates, acceptance of 2010 products, future investment in golf programs, and 2010 growth, gross margins, and profitability, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s reported future financial performance is based upon various unknowns, including future changes in foreign currency rates and consumer acceptance and demand for the Company’s products, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company’s credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Currency Neutral Basis: This press release includes information regarding certain aspects of the Company’s financial results for the third quarter of 2009 that is presented on a “currency neutral basis.” This information estimates the impact of the effect of foreign currency translation on the Company’s 2009 results as compared to the same period in 2008. This impact is derived by taking the Company’s third quarter 2009 local currency results and translating them into U.S. dollars based upon third quarter 2008 foreign currency exchange rates and does not include any other effect of changes in foreign currency rates on the Company’s results.

Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has also provided additional information concerning its results, which include certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release present certain of the Company’s financial results on a “currency neutral basis.” These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of the Company’s business without regard to changes in foreign currency exchange rates. The Company has provided reconciling information in the text of this press release.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, Ben Hogan® and uPro™ brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or Shop.CallawayGolf.com

CONTACT:
Callaway Golf Company
Brad Holiday
Eric Struik
760-931-1771